CD RADIO 401(K) SAVINGS PLAN
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                                TABLE OF CONTENTS
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INTRODUCTION...................................................................1

ARTICLE I - DEFINITIONS........................................................2

ARTICLE II - ELIGIBILITY AND PARTICIPATION.....................................9
  Section 2.1  Eligibility Requirements.9
  Section 2.2  Participation.9
  Section 2.3  Years of Service for Eligibility Computation.9

ARTICLE III - CONTRIBUTIONS...................................................12
  Section 3.1  Employer Contributions.12
  Section 3.2  Employee Elective Deferrals.12
  Section 3.3  After-Tax Employee Contributions.13
  Section 3.4  Rollover Contributions.13
  Section 3.5  Trustee-to-Trustee Transfers.13
  Section 3.6  Deduction Limitation.14

ARTICLE IV - 401(K) AND 401(M)................................................15
  Section 4.1  Distribution of Excess Employee Elective Deferrals.15
  Section 4.2  Actual Deferral Percentage Test.16
  Section 4.3  Distribution of Excess Contributions.18
  Section 4.4  Actual Contribution Percentage Test.19
  Section 4.5  Distribution of Excess Aggregate Contributions.22
  Section 4.6  Recharacterization.23

ARTICLE V - ALLOCATIONS, VALUATION AND VESTING................................24
  Section 5.1  Allocation of Contributions.24
  Section 5.2  Participants Who Will Receive an Allocation.24
  Section 5.3  Allocation of Forfeitures.24
  Section 5.4  Allocation Limitations.24
  Section 5.5  Valuation.31
  Section 5.6  Vesting and Accrual.31

ARTICLE VI - DISTRIBUTIONS....................................................35
  Section 6.1  Distributions of Small Account Balances.35
  Section 6.2  Distributions While In-Service.35
  Section 6.3  Distributions Upon Separation From Service.36
  Section 6.4  Distributions Upon Retirement.36
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                           TABLE OF CONTENTS (CONT'D)
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  Section 6.5  Distributions Upon Death.37
  Section 6.6  Distributions Upon Disability.37
  Section 6.7  Special Beneficiary Provisions.37
  Section 6.8  Consent of the Participant Required for Distributions if
               Account Balances Greater Than $5,000.38
  Section 6.9  Commencement of Benefits.39
  Section 6.10 Required Distributions.39
  Section 6.11 Annuity Contract.45
  Section 6.12 Special Distribution Rules for 401(k) Contributions and
               Qualified Non-Elective Contributions and Qualified
               Matching Contributions.45
  Section 6.13 Form of Distribution.46
  Section 6.14 Trustee-to-Trustee Transfers.46
  Section 6.15 Rollovers to Other Plans or IRAs.46
  Section 6.16 Installment Payments.47

ARTICLE VII - LOANS AND LIFE INSURANCE........................................48
  Section 7.1  Availability of Loans.48
  Section 7.2  Amount of Loans.48
  Section 7.3  Terms of Loans.48
  Section 7.4  Purchase of Life Insurance Contracts.49
  Section 7.5  Distribution of Insurance Contracts.50

ARTICLE VIII - PLAN ADMINISTRATION............................................51
  Section 8.1  Duties of the Employer.51
  Section 8.2  The 401(k) Committee.51
  Section 8.3  Appointment of Advisor.51
  Section 8.4  Powers and Duties of the 401(k) Committee.51
  Section 8.5  Organization and Operation.52
  Section 8.6  Claims Procedure.52
  Section 8.7  Records and Reports.53
  Section 8.8  Liability.54
  Section 8.9  Reliance and Statements.54
  Section 8.10 Remuneration and Bonding.54
  Section 8.11 401(k) Committee Decisions Final.55

ARTICLE IX - TRUST AGREEMENT..................................................56
  Section 9.1  Establishment of Trust.56
  Section 9.2  Contributions to Trustee.56
  Section 9.3  Purpose of Trust.56
  Section 9.4  Distributions.56

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                           TABLE OF CONTENTS (CONT'D)
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  Section 9.5  Exclusive Benefit.57
  Section 9.6  Expenses of the Plan and Trust.58
  Section 9.7  Duties and Responsibilities of Trustee.58
  Section 9.8  Specific Powers and Duties of Trustee.58
  Section 9.9  Investment Manager.61
  Section 9.10 Compensation of Trustee and Agents.61
  Section 9.11 Reports of Trustee.61
  Section 9.12 Resignation, Removal and Substitution of Trustee.61
  Section 9.13 The 401(k) Committee.62
  Section 9.14 Amendment and Termination.62
  Section 9.15 Irrevocability.62
  Section 9.16 Parties to the Trust Agreement.63
  Section 9.17 Administration.63
  Section 9.18 Participant-Directed Investments63

ARTICLE X - AMENDMENT, TERMINATION AND MERGER.................................65
  Section 10.1 Amendment.65
  Section 10.2 Termination.65
  Section 10.3 Merger, Consolidation or Transfer.66

ARTICLE XI - TOP-HEAVY PROVISIONS.............................................67
  Section 11.1 Applicability.67
  Section 11.2 Definitions.67
  Section 11.3 Minimum Allocation.69
  Section 11.4 Nonforfeitability of Minimum Allocation.70
  Section 11.5 Allocation Limitations.70
  Section 11.6 Minimum Vesting Schedules.70

ARTICLE XII - GENERAL PROVISIONS..............................................72
  Section 12.1 Governing Law.72
  Section 12.2 Power to Enforce.72
  Section 12.3 Alienation of Benefits.72
  Section 12.4 Not an Employment Contract.72
  Section 12.5 Discretionary Acts.72
  Section 12.6 Interpretation.73

ARTICLE XIII - SIGNATURE PAGE.................................................74

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                                  INTRODUCTION

PURPOSE.

The primary purpose of the CD Radio 401(k) Savings Plan (the "Plan") is to provide Employees of CD Radio Inc. with retirement benefits in recognition of the contribution of the Employees to the successful operation of the Employer. The Plan is intended to be a profit sharing plan, qualified under section 401(a) of the Internal Revenue Code (the "Code"), which permits salary deferral contributions as provided by section 401(k) of the Code; and its affiliated Trust is intended to be exempt from tax under section 501(a) of the Code. In addition, it is intended that the Plan meet the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

EFFECTIVE DATE.

The Plan and Trust are established effective September 1, 1998.

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                             ARTICLE I - DEFINITIONS


The following words and phrases, wherever capitalized, shall have the meanings set forth below, unless the context in which they appear within the Plan clearly indicates otherwise:

ACCOUNT(S) means the aggregate (or as otherwise specified) interest of a Participant in the assets of the Trust. Each Participant's interest will be segregated into one or more of the following Accounts, which will reflect, in addition to contributions allocated thereto, appropriate allocations of earnings, gains, losses and expenses of the Trust:

         o Employee Deferral Account. The separate Account maintained for each Participant to which are credited his Employee Elective Deferrals.

         o Employer Regular Contribution Account. The separate Account maintained for each Participant to which are credited any Employer Regular Contributions allocated to him and made in accordance with
             Section 3.1.

         o Employer Matching Contribution Account. The separate Account maintained for each Participant to which are credited any Employer Matching Contributions allocated to him and made in accordance with
             Section 3.1.

         o Qualified Matching Contribution Account. The separate Account maintained for each Participant to which are credited any Qualified Matching Contributions allocated to him and made on his behalf in accordance with Section 3.1 and any earnings thereon.

         o Qualified Non-Elective Contribution Account. The separate Account maintained for each Participant to which are credited any Qualified Non-Elective Contributions allocated to him and made on his behalf in accordance with Section 3.1 and any earnings thereon.

         o Rollover Account. The separate Account maintained for each applicable Participant to which contributions are made under
             Section 3.4.

         o Transfer Account. The separate Account maintained for each applicable Participant to which amounts have been transferred under
             Section 3.5.

The Administrator may, in its discretion, establish subaccounts within each separate Account.

ADMINISTRATOR means the 401(k) Committee designated by the Employer to administer the Plan.

AFFILIATE means a member of a controlled group of corporations, within the meaning of section 414(b) of the Code, which includes the Employer; a trade or business (whether or not incorporated) which is in common control with the Employer as determined in accordance with section 414(c) of the Code; or any organization which is a member of an affiliated service group, within the meaning of section 414(m) of the Code, which includes the Employer; and any other organization required to be aggregated with the Employer pursuant to section 414(o) of the Code.

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AFTER-TAX EMPLOYEE CONTRIBUTIONS means contributions to the Plan made by an
Employee on an after-tax, nondeductible basis.

BENEFICIARY means the person or persons or a trust affirmatively designated by a Participant to receive all or a portion of such Participant's benefits in the event the Participant dies leaving benefits payable to such a Beneficiary in accordance with the provisions of Article VI.

CHANGE IN CONTROL means:

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2; or

Individuals who, as of the date hereof, constitute the Board (the "Incumbent
         Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries( in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding company Common Stock and Outstanding company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or

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         the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


CODE means the Internal Revenue Code of 1986, as amended from time to time.

401(K) COMMITTEE means the person or persons described in Section 8.2.

COMPENSATION means all of each Participant's Compensation as defined in section 415(c)(3) of the Code and Treasury Regulations Sections 1.415-2(d)(2) and (3).

Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the Plan Year.

The annual Compensation Limit shall not exceed $160,000, adjusted for calendar years beginning after 1994 at the same time and in the same manner as under section 415(d) of the Code, but only if and when the aggregate of such potential adjustments totals at least $10,000, and then only in amounts of $10,000, in the manner described in section 401(a)(17).

If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior period is subject to the applicable annual Compensation Limit in effect for that prior period. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation Limit is $200,000.


DEFINED BENEFIT PLAN means a pension plan maintained by the Employer which is qualified under section 401(a) of the Code and which is not a Defined Contribution Plan, except to the extent that it maintains separate accounts with respect to which it is treated as a Defined Contribution Plan.

DEFINED CONTRIBUTION PLAN means a plan qualified under section 401(a) of the Code and maintained by the Employer which provides for an account for each individual who participates in the plan, from which account all benefits attributable to amounts allocated to each such Participant's account (and any income and expenses or gains or losses attributable to such accounts, both realized and unrealized) are paid.

DISABILITY means any medically determinable physical or mental impairment which results in an inability to engage in any substantial gainful activity by reason thereof and which may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment must be supported by medical evidence. Disability will be determined to exist

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if the Participant is receiving disability benefits under the Social Security
Act or Railroad Retirement Act.

EFFECTIVE DATE means September 1, 1998.

ELAPSED TIME. For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the nonforfeitable interest in a Participant's Account balance derived from Employer contributions, except for periods of service which may be disregarded on account of the rule of parity (Years of Service of a nonvested Participant before a period of consecutive One-Year Breaks in Service which exceeds the greater of five or the number of Years of Service prior to such Breaks), an Employee will receive credit for the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a One-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of less than a year will be expressed in terms of days.

For purposes of this Section, "Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or any Affiliate.

An Employee will also receive credit for any employment with the Employer, regardless of whether the Employee was then an eligible Employee. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or section 414(o) and the regulations promulgated thereunder.

EMPLOYEE means any common law Employee of the Employer or any Affiliate. The term Employee shall also include any Leased Employee deemed to be an Employee of the Employer or any Affiliate as provided in section 414(n) or (o) of the Code.

EMPLOYEE ELECTIVE DEFERRALS means contributions to the Plan from an Employee's salary, which the Employee could have received currently in Compensation.

EMPLOYER means CD Radio Inc.; any successor through merger, consolidation or purchase of substantially all of the assets or business of the entity which is the Employer immediately prior to such succession, which successor, within 90 days after such succession, agrees to continue this Plan; and any Affiliate which adopts the Plan.

EMPLOYER REGULAR CONTRIBUTIONS means those contributions made by the Employer as described under Section 3.1 which are allocated to Participants' Employer Regular Contribution Accounts, and does not include Qualified Matching or Qualified Non-Elective Contributions (if any).

EMPLOYER MATCHING CONTRIBUTIONS means those contributions made by the Employer as described under Section 3.1 which are allocated to Participants' Employer Matching Contribution Accounts, and does not include Qualified Matching or Qualified Non-Elective Contributions (if any).

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

FORFEITURES means the nonvested portion, if any, of a Participant's Account created as a result of termination of employment by the Participant prior to the time he becomes 100 percent Vested in his Account. A Forfeiture occurs immediately after the distribution of the entire Vested portion of a Participant's Account or the last day

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of the Plan Year in which his 5th consecutive One-Year Break in Service occurs, whichever occurs earlier.

HIGHLY COMPENSATED EMPLOYEE means and includes active Highly Compensated Employees and former Highly Compensated Employees.

Effective for years beginning after December 31, 1996, the term Highly Compensated Employee means any Employee who: (1) was a 5-percent owner at any time during the year or the preceding year, or (2) for the preceding year had Compensation from the Employer in excess of $80,000 and was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

A former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-75.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to section 414(q) of the Code stated above are treated as having been in effect for years beginning in 1996.

In determining who is a Highly Compensated Employee, the Employer makes a top-paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the determination year or the look-back year) with Compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year.

LATE RETIREMENT DATE means the date, occurring after Normal Retirement Age, on which an Employee actually retires from employment with the Employer.

LEASED EMPLOYEE means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

A leased employee shall not be considered an Employee of the Employer if (i) such Employee is covered by a money purchase pension plan maintained by the leasing organization providing: (a) a non-integrated employer contribution rate of at least 10 percent of Compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code, (b) immediate participation, and (c) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated workforce.

NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.

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NORMAL RETIREMENT AGE means age 65.

ONE-YEAR BREAK IN SERVICE shall be determined on the basis of Elapsed Time. For purposes of this definition, Employer includes any Affiliate. A One-Year Break in Service determined on the basis of Elapsed Time means a period of severance of at least 12 consecutive months.

A period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged or, if earlier, the 12- month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive- month period beginning on the first anniversary of the first day of such absence shall not constitute a One-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the individual; (2) by reason of the birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

PARTICIPANT means an Employee of the Employer who participates in the Plan pursuant to Article II; a former Employee who participated in the Plan under
Article II and who continues to be entitled to a Vested benefit under the Plan; or a former Employee who participated in the Plan under Article II, and who has not yet incurred a One-Year Break in Service. For purposes of Section 6.15, "Participant" shall include a former Participant, as well as a former Participant's Surviving Spouse and Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code (who shall be deemed Participants with respect to such Spouse's interest under the Plan).

PLAN means the CD Radio 401(k) Savings Plan, as set forth herein.

PLAN YEAR means the 12-consecutive-month period which begins on January 1 and on each anniversary thereof.

QUALIFIED NON-ELECTIVE CONTRIBUTIONS means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Employee Elective Deferrals and Qualified Matching Contributions.

REGULATIONS means the Treasury regulations pertaining to the Internal Revenue Code of 1986, as amended from time to time.

REQUIRED DISTRIBUTIONS shall be as described in Section 6.10 of the Plan.

SPOUSE means the Spouse or Surviving Spouse of the Participant, provided that a former Spouse shall be treated as the Spouse or Surviving Spouse to the extent provided under a "qualified domestic relations order" as defined in section 414(p) of the Code.

TOP-HEAVY shall have the meaning and effect described in Article XI of the Plan.

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TRUST means the Trust as established under Article IX and maintained for purposes of the Plan which is administered by the Trustee in accordance with the provisions of the agreement of Trust between the Employer and the Trustee. If the Trust is governed by a separate agreement entered into between the Employer and the Trustee (which shall be incorporated by reference herein and become part of the Plan) to the extent the terms of such Trust agreement conflict with the Plan, the terms of such Trust agreement will control except to the extent that it is necessary to follow the terms of the Plan in order to maintain the qualified status of the Plan under section 401(a) of the Code.

TRUSTEE means the party or parties named under the Trust who shall have exclusive authority and discretion to manage and control the assets of the Plan. Notwithstanding the above, to the extent the Plan expressly provides, the Trustee shall be subject to the direction of the 401(k) Committee and/or Investment Manager.

TRUST FUND means all money and other property received or held by the Trustee under the Trust, plus all income and gains and minus all losses, expenses, and distributions chargeable to the Trust assets.

VALUATION DATE means the last day of the Plan Year, in addition to any other date specifically designated by the 401(k) Committee, on which date the fair market value of Trust assets shall be determined.

VESTED means nonforfeitable.

YEAR OF SERVICE shall be determined on the basis of Elapsed Time.

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                   ARTICLE II - ELIGIBILITY AND PARTICIPATION


SECTION 2.1   ELIGIBILITY REQUIREMENTS.

(a) Only Employees of an Employer will be eligible to participate in the Plan.

(b) Employees become eligible to participate in the Plan and to make Employee Elective Deferrals under the Plan upon attainment of age 21.

(c) Notwithstanding any other provision of this Plan, Employees included within the following described classification(s) are excluded from participation in this Plan:

              o Employees in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)- 9(g) of the Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

              o   Leased Employees.

              o   Consultants.

SECTION 2.2   PARTICIPATION.

An Employee will begin participation in the Plan on the first day of the first month following the date as of which the eligibility requirements set forth in
Section 2.1 above are satisfied.

For purposes of Employee Elective Deferrals, an eligible non-excluded Employee will begin participation immediately after satisfaction of the eligibility requirements set forth in Section 2.1 above.

SECTION 2.3   YEARS OF SERVICE FOR ELIGIBILITY COMPUTATION.

(a) For purposes of determining Years of Service and One-Year Breaks in Service for purposes of establishing eligibility to participate in the Plan, the initial eligibility computation period shall be the 12-consecutive-month period beginning on the date on which the Employee first performs an Hour of Service for the Employer or an Affiliate ("employment commencement date").

(b) The succeeding 12-consecutive-month eligibility computation periods shall commence with the first Plan Year which includes the first anniversary of the Employee's employment commencement date, regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with service in both the initial eligibility computation period (described above) and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to

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              participate.

(c) Years of Service and One-Year Breaks in Service will be measured by the same eligibility computation period.

(d) All Years of Service with the Employer or an Affiliate will be credited for purposes of determining eligibility except the following:

              (1) If an Employee has a One-Year Break in Service before
                  satisfying the eligibility requirements of the Plan, service before such Break will not be taken into account.

              (2) In the case of a Participant who has no nonforfeitable right to any portion of an Account balance derived from Employer Contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing service for purposes of eligibility if the number of such participant's consecutive One- Year Breaks in Service in such period equals or exceeds the greater of five or the Participant's aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior breaks in service.

                  If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan or, if terminated, shall participate immediately upon reemployment.

              (3) In the case of any Participant who has a One-Year Break in
                  Service, Years of Service before such break will not be taken into account for purposes of eligibility until the Employee has completed a Year of Service after returning to employment.

                  Such Year of Service will be measured by the 12-consecutive-month period beginning on an Employee's reemployment commencement date and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of his reemployment commencement date. The reemployment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a One-Year Break in Service.

(e) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a One-Year Break in Service, such Employee will participate immediately upon again becoming a member of an eligible class of Employees. If such Participant incurs a One-Year Break in Service, eligibility will be determined according to the break in service rules of the Plan otherwise described in this
              Section 2.3.

              An Employee who has not been, but who becomes, a member of an eligible class of Employees shall participate in the plan immediately upon becoming a member of such class if such Employee has satisfied the minimum age and service requirements necessary to become a Participant under this Article II.

                           ARTICLE III - CONTRIBUTIONS


SECTION 3.1   EMPLOYER CONTRIBUTIONS.

Employer Regular Contributions:

Employer Regular Contributions will be limited to profits as determined by the 401(k) Committee. For each Plan Year the Employer may make an Employer Regular Contribution to the Trust based on the total Compensation of all Participants eligible to receive an allocation. The amount of the Employer Regular Contribution shall be determined for each Plan Year by the Employer.

Employer Matching Contributions:

For each Plan Year the Employer may make an Employer Matching Contribution of 100 percent of Participants' Compensation for the Plan Year (including only Participants eligible to receive an allocation) for the first $10,000 deferred. The amount of the Employer Matching Contributions shall be determined for each Plan Year by the Employer.

Qualified Matching and Qualified Non-Elective Contributions:

At the discretion of the Employer, Qualified Matching Contributions or Qualified Non-Elective Contributions may be made which may be used for purposes of ensuring that the Plan complies with the nondiscrimination tests of sections 401(k) or 401(m) and the Regulations promulgated thereunder. Qualified Matching Contributions may be made with respect to only those Participants who are Non-Highly Compensated Employees in an amount deemed necessary by the Employer to pass the applicable nondiscrimination test(s), determined as a percentage of such Participant's Employee Elective Deferrals. Qualified Non-Elective Contributions may be made on behalf of only those Participants who are Non-Highly Compensated Employees starting with the lowest paid 20 percent of Employees in an amount equivalent to up to 10 percent of Compensation, then the next 20 percent of Employees by pay in an amount equivalent to up to 10 percent of Compensation, with such allocations of contributions repeated until the applicable discrimination test is met.

SECTION 3.2   EMPLOYEE ELECTIVE DEFERRALS.

Each Plan Year, each Participant may elect to defer up to 12 percent of Compensation (Employee Elective Deferrals) which will be contributed by the Employer to the Plan. New Participants may commence deferrals as specified in
Section 2.2. A Participant may change his election or make a new election prior to the first day of each month. Written notification must be given to the Plan Administrator by a Participant 10 days prior to the first day of the month affected by a modification.

In addition, a Participant may cease to have Employee Elective Deferrals made as of the first day of the month if notice is given to the Plan Administrator 10 days prior to such date. The Plan Administrator may reduce or completely prohibit Employee Elective Deferrals at any time if the Administrator determines such action is necessary to ensure compliance with section 401(k), 402(g), or 415 of the Code.

Employee Elective Deferrals under this and all other qualified plans maintained by the Employer may not be made on behalf of any Participant during any taxable year to the extent such would exceed the dollar limitation of section 402(g) of the Code in effect at the beginning of the taxable year ($7,000 as adjusted for cost of living; $10,000 for 1998).

SECTION 3.3   AFTER-TAX EMPLOYEE CONTRIBUTIONS.

After-Tax Employee Contributions are not permitted under the Plan.

SECTION 3.4   ROLLOVER CONTRIBUTIONS.

(a)           An Employee who is eligible to participate in the Plan under
              Section 2.1, regardless of whether he has satisfied the participation requirements of Section 2.2, may roll over into the Plan an eligible rollover distribution (as defined in section 402(c) of the Code) from another qualified plan, or from an individual retirement account in the manner described in section 408(d)(3)(A)(ii) of the Code. If such rollover is not a direct transfer as described in section 401(a)(31) of the Code, it must be received by the Plan within 60 days of the date it was received by the Participant from the distributing qualified plan or individual retirement account.

(b) The Trustee shall develop such procedures, and may require such information from an Employee desiring to make such a rollover, as he deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section. Upon approval by the Trustee, the amount rolled over shall be deposited in the Trust and shall be credited to the Employee's Rollover Account. Such Account shall share in allocations of earnings, losses and expenses of the Trust Fund, but shall not share in allocations of Employer contributions. The Employee's Rollover Account shall be distributed in accordance with Article VI.

(c) In the event of a rollover contribution on behalf of an Employee who is otherwise eligible to participate in the Plan but who has not yet satisfied the participation requirements of Section 2.2, such Employee's Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

SECTION 3.5   TRUSTEE-TO-TRUSTEE TRANSFERS.

(a) An Employee not excluded from participation in the plan, regardless of whether he has satisfied any age and service requirements for participation, may cause assets to be transferred directly by the trustee of another qualified plan to the Trustee of this Plan, except that such transfers may not be made from plans subject to the survivor annuity rules of section 417 of the Code.

(b) A direct rollover as described in Section 6.15 shall not constitute a trustee-to-trustee transfer for purposes of the Plan.

(c) Notwithstanding the distribution options provided under Article VI of the Plan, all distribution options allowed with respect to the transferred amount under the transferor plan shall continue to be allowed under this Plan with respect to the transferred amount but only to the extent required by section 411(d)(6) of the Code. The amount so transferred shall be deposited in the Trust and credited to the Employee's Transfer Account. Such Account shall share in allocations of earnings, losses and expenses of the Trust Fund, but shall not share in allocations of Employer contributions.

(d) In the event of a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet satisfied the participation requirements of Section 2.2, such Employee's Transfer Account shall represent his sole interest in the Plan until he becomes a Participant.

SECTION 3.6   DEDUCTION LIMITATION.

Employer contributions made with respect to any Plan Year under this Article III are conditioned upon such contributions being deductible by the Employer for such Plan Year under section 404 of the Code.

                         ARTICLE IV - 401(K) AND 401(M)


SECTION 4.1   DISTRIBUTION OF EXCESS EMPLOYEE ELECTIVE DEFERRALS.

(a) Excess Employee Elective Deferrals shall be distributed in accordance with the provisions of this Section 4.1. Excess Employee Elective Deferrals are those elective deferrals that are includible in a Participant's gross income because they exceed the dollar limitation ($7,000 as adjusted for cost of living; $10,000 for 1998) imposed under Code section 402(g). Excess Employee Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed on or before the April 15 first following the close of a Participant's tax year.

(b) A Participant may attribute to this Plan any excess Employee Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator, through actual or deemed notification, on or before March 1 following the calendar year when the excess Employee Elective Deferrals are made of the amount of the excess Employee Elective Deferrals to be attributed to the Plan. A participant will be deemed to have notified the Plan Administrator of any excess Employee Elective Deferrals which exist when only those elective deferrals made to this Plan and any other plan(s) maintained by the Employer are taken into account.

(c) Notwithstanding any other provision of the Plan, excess Employee Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account excess Employee Elective Deferrals were attributed for the preceding year and who claims excess Employee Elective Deferrals for such taxable year. With respect to any taxable year, a Participant's Employee Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k), any simplified employee pension cash or deferred arrangement as described in section 408(k)(6), any eligible deferred compensation plan under section 457, any plan described under section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement, but shall not include amounts distributed pursuant to the provisions of Section 5.4(a)(3) of this Plan.

(d) Excess Employee Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess Employee Elective Deferrals is the sum of: (1) income or loss allocable to the Participant's Employee Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's excess Employee Elective Deferrals for the year and the denominator is the Participant's Account balance attributable to Employee Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

SECTION 4.2   ACTUAL DEFERRAL PERCENTAGE TEST.

(a)           The Employer elects to perform the Actual Deferral Percentage
              (ADP) test using the Current Year Testing method.

              Prior Year Testing.

              For a Plan Year, the ADP for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy either of the following tests for nondiscrimination:

              (1) The ADP for a Plan Year for Participants who are Highly
                  Compensated Employees for the Plan Year is not more than the prior year's ADP for Participants who were Non- Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

              (2) The ADP for a Plan Year for Participants who are Highly
                  Compensated Employees for the Plan Year is not more than the prior year's ADP for Participants who were Non- Highly Compensated Employees for the prior Plan Year multiplied by two, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

              Actual Deferral Percentage means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant's Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include: (i) any Employee Elective Deferrals made pursuant to the Participant's deferral election, including excess Employee Elective Deferrals of Highly Compensated Employees, but (A) excluding Excess Employee Elective Deferrals by Non-Highly Compensated Employees which are attributable solely to Employee Elective Deferrals made under the Plan or any other plan(s) of the Employer and (B) Employee Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Employee Elective Deferrals); and (ii) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions made either to the Plan or another plan of the Employer qualified under section 401(a). For purposes of computing Actual Deferral Percentages, any Employee who would be a Participant but for the failure to make Employee Elective Deferrals shall be treated as a Participant on whose behalf no Employee Elective Deferrals are made. For Plan Years beginning before the later of January 1, 1992, or 60 days after the publication of final Regulations, Compensation may be limited to that which is received for the period the Employee is a Participant.

              For the first Plan Year the Plan permits any Participant to make Elective Deferrals and this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' ADP shall be 3 percent unless the Employer has elected to use the Plan Year's ADP for these Participants.

              Current Year Testing.

              The ADP tests in (1) and (2), above, will be applied by comparing the current Plan Year's ADP for Participants who are Highly Compensated Employees with the current Plan Year's ADP for Participants who are Non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to Prior Year Testing set forth in Notice 98-1 (or superseding guidance).

(b) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(c) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee Elective Deferrals (and QNECs or QMACs or both, if treated as Employee Elective Deferrals for purposes of the ADP test) allocated to his Account under two or more cash or deferred arrangements shall be determined by aggregating his employee elective deferrals in all plans maintained by the Employer. If a Highly Compensated Employee participates in two or more cash or deferred arrangements having different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the above, any plans required to be mandatorily segregated pursuant to Regulations promulgated under section 401(k) of the Code shall not be aggregated for purposes of this Section 4.2.

(d) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ADP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the Current Year Testing method. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

(e) In order to be considered for purposes of performing the ADP test(s), Employee Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the end of the twelve-month period immediately following the Plan Year to which such contributions relate.

(f) The Employer shall maintain annual records sufficient to demonstrate satisfaction of the ADP test and identify the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

(g) The determination and treatment of the amounts considered in determining the ADP with respect to each Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

SECTION 4.3   DISTRIBUTION OF EXCESS CONTRIBUTIONS.

(a) Discriminatory Employee Elective Deferrals (Excess Contributions) are, with respect to any Plan Year, the excess of:

              (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

              (2) The maximum amount of such contributions permitted pursuant to the ADP test described under Section 4.2(a) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

(b) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the Employer maintaining the plan with respect to such amounts. Excess Contributions (including any amounts recharacterized as After- Tax Employee Contributions as permitted under Section 4.6) shall be treated as Annual Additions under the Plan.

(c) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of:
              (i) income or loss allocable to the Participant's Employee Deferral Account (and, if applicable, his Qualified Non-Elective Contribution Account or Qualified Matching Contributions Account, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's Account balance attributable to Employee Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(d) Excess Contributions shall be distributed from the Participant's Employee Deferral Account and Qualified Matching Contributions Account (if applicable) in proportion to the Participant's Employee Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution Account only to the extent that such Excess Contributions exceed the balance of the Participant's Employee Deferral Account and Qualified Matching Contributions

              Account.

SECTION 4.4   ACTUAL CONTRIBUTION PERCENTAGE TEST.

(a)           The Employer elects to perform the Actual Contribution Percentage
              (ACP) test using the Current Year Testing method.

              Prior Year Testing.

              For a Plan Year, the ACP for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy either of the following tests for nondiscrimination:

              (1) The ACP for a Plan Year for Participants who are Highly
                  Compensated Employees for the Plan Year is not more than the prior year's ACP for Participants who were Non- Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

              (2) The ACP for a Plan Year for Participants who are Highly
                  Compensated Employees for the Plan Year is not more than the prior year's ACP for Participants who were Non- Highly Compensated Employees for the prior Plan Year multiplied by two, and the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

              For the first Plan Year this Plan permits any Participant to make Employee Contributions, provides for Matching Contributions or both, and this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' ACP shall be 3 percent unless the Employer has elected to use the Plan Year's ACP for these Participants.

              Current Year Testing.

              If elected by the Employer, the ACP tests in (1) and (2), above, will be applied by comparing the current Plan Year's ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's ACP for Participants who are Non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to Prior Year Testing set forth in Notice 98-1 (or superseding guidance).

(b) A participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.

              Similarly, a participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(c) If any Highly Compensated Employees have both Employee Elective Deferrals and Matching Contributions and/or After-Tax Employee Contributions made on their behalf to plans maintained by the Employer, and the sum of the ADP and ACP of such Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of each such Highly Compensated Employee will be reduced in the manner described in Section 4.3(b) of the Plan so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

(d) For purposes of this Section, the Actual Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the above, to the extent mandatorily disaggregated pursuant to Treasury Regulations promulgated under section 401(m) of the Code, applicable plans shall continue to be treated as separate.

(e) In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ACP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the Current Year Testing method. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year and use the same ACP testing method.

(f) For purposes of determining the ACP test, Employee Contributions are considered to have been made in the Plan Year in which contributions were made to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and identify the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

(h) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(i)           Definitions:

              "Average Contribution Percentage" means, for a specified group of Participants for a Plan Year, the average of the Contribution Percentages of the Eligible Participants in a group.

              "Aggregate Limit" is the sum of (i) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the prior Plan Year or the ACP of Non-Highly Compensated Employees under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement and (ii) the lesser of 200 percent or 2 plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "2 plus the" in "(ii)" if it would result in a larger Aggregate Limit. If the Employer has elected to use the Current Year Testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Non-Highly Compensated Employees' ADP and ACP for that Plan Year, instead of for the prior Plan Year, is used.

              "Contribution Percentage" means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

              "Contribution Percentage Amounts" means the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions which are forfeited either in order to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Employee Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Employee Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Employee Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Employee Elective Deferrals that are used to meet the ACP test.

              "Eligible Participant" means any Employee who is eligible to make an After-Tax Employee Contribution, or an Employee Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution.

              "After-Tax Employee Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

              "Matching Contribution" means an Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Employee Elective Deferral, under a plan maintained by the Employer.

SECTION 4.5   DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

(a) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

              (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly

                  Compensated Employees for such Plan Year, over

              (2) The maximum Contribution Percentage Amounts permitted by the
                  ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of such Employees' Contribution Percentages beginning with the highest of such percentages).

              Such determination will be made after first determining Excess Employee Elective Deferrals pursuant to Section 4.1 and then determining Excess Contributions pursuant to Section 4.3.

(b) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss thereto, shall be forfeited if forfeitable or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

(c) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of: (1) income or loss allocable to the Participant's Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution Account and Employee Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution (including the month of distribution if distribution occurs after the 15th of such month).

(d) Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non- Highly Compensated Employees or applied to reduce Employer contributions.

(e) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's After-Tax Employee Contribution Account, Matching Contribution Account, and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-Elective Contribution Account or Employee Deferral Account, or both).

SECTION 4.6   RECHARACTERIZATION.

Recharacterization is inapplicable to this Plan because there are no After-Tax Employee Contributions.

                 ARTICLE V - ALLOCATIONS, VALUATION AND VESTING


SECTION 5.1   ALLOCATION OF CONTRIBUTIONS.

As of the Valuation Date, Employee Elective Deferrals, Employer Matching Contributions, Qualified NonElective Contributions, and Qualified Matching Contributions will be allocated to Participants' Accounts in the amounts in which they were contributed to the Plan by the Employer with respect to each Participant pursuant to Article III.

As of the Valuation Date, Employer Regular Contributions made under Section 3.1, if any, shall be allocated to the Account of each Participant described in
Section 5.2 according to the ratio that such Participant's Compensation for the Plan Year bears to the Compensation of all Participants for such Plan Year.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

SECTION 5.2   PARTICIPANTS WHO WILL RECEIVE AN ALLOCATION.

(a) An allocation of Employer Regular Contributions shall only be made with respect to those Participants who are employed on the last day of the Plan Year.

(b)           An allocation of Employer Matching Contributions made under
              Section 3.1 shall only be made with respect to those Participants who have performed at least one Hour of Service during the Plan Year regardless of employment status on the last day of the Plan Year.

(c) A Participant will not be denied an allocation on the basis of his having attained Normal Retirement Age.

SECTION 5.3   ALLOCATION OF FORFEITURES.

Forfeitures, if any, will reduce Employer Matching Contributions for the current Plan Year.

SECTION 5.4   ALLOCATION LIMITATIONS.

(a) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), the following provisions shall apply:

              (1) The amount of Annual Additions which may be credited to the
                  Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount, as defined in subsection (d)(9), or any other limitation contained in this Plan. If contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced

                  (Employee Elective Deferrals first) so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

              (2) As soon as is administratively feasible after the end of the
                  Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

              (3) If there is an excess Annual Addition due to an reasonable error in estimating a Participant's Compensation or in determining permissible Employee Elective Deferrals, or due to the allocation of Forfeitures (if any), or any other facts and circumstances as determined by the 401(k) Committee and which are found by the Commissioner of Internal Revenue to justify the availability of the procedures for correcting the excess as set forth in this subsection, the excess will be corrected as follows:

                  (A) Any After-Tax Employee Contributions (plus attributable earnings), to the extent their return would reduce the excess, will be returned to the Participant;

                  (B) If after the application of paragraph (A) an excess amount still exists, any Employee Elective Deferrals (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the Participant;

                  (C) If after the application of paragraphs (A) and (B) an
                      excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess in the Participant's Account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant for the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (D) If after the application of paragraphs (A) and (B) an
                      excess amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants for the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (E) If a suspense account is in existence at any time during a
                      Limitation Year pursuant to this Section, it will not receive any allocation of the investment gains and losses of the Trust. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any After-Tax Employee Contributions may be made to the Plan for that Limitation Year. The excess amount may not be distributed to Participants or former Participants.

(b) If, in addition to this Plan, a Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, a welfare benefit fund (as defined in section 419(e) of the Code) maintained by the Employer, or an individual medical account (as defined in section 415(l)(2) of the Code) maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), during any Limitation Year, the following provisions shall apply:

              (1) The Annual Additions which may be credited to a Participant's
                  Account under this Plan for any such Limitation Year may not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to such Participant's account under such other plans and/or welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause such Participant's Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

              (2) As soon as is administratively feasible after the end of the
                  Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

              (3) If, as a result of a reasonable error in estimating
                  compensation, Employee contributions, the allocation of Forfeitures or other facts and circumstances as determined by the 401(k) Committee, a Participant's Annual Additions under this Plan and such other plans would include an amount in excess of the Maximum Permissible Amount for a Limitation Year, the excess will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

              (4) If an amount in excess of the Maximum Permissible Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess attributed to this Plan will be the product of

                  (A) the total excess allocated as of such date and

                  (B) the ratio of (i) the Annual Additions allocated to the
                      Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified Defined Contribution Plans maintained by the Employer.

              (5) Any excess Annual Addition attributed to this Plan will be disposed of in the manner described in subsection (a)(3).

(c) If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. If the sum of the fractions exceeds 1.0, the annual benefit provided under the Defined Benefit Plan will be reduced until the sum of the fractions equals 1.0.

(d)           Definitions:

              (1) Annual Additions:  The sum of the following amounts which are credited to a Participant's Account for the Limitation Year:

                  (A) Employer contributions,

                  (B) After-Tax Employee Contributions (if any),

                  (C) Forfeitures,

                  (D) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, as well as amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, attributable to post-retirement medical benefits and allocated to the separate account of a Key Employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, and

                  (E) Allocations under a simplified employee pension.

                  For this purpose, any excess applied under sections (a)(3) or
                  (b)(5) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

              (2) Section 415 Compensation: For purposes of this Section, a
                  Participant's wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or expense allowances under a nonaccountable plan as described in Treas. Regulation Section 1.62-2(c)), and excluding the following:

                  (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                  (B) Amounts realized from the exercise of a non-qualified
                      stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (C) Amounts realized from the sale, exchange or other
                      disposition of stock acquired
                      under a qualified stock option; and

                  (D) Other amounts which received special tax benefits, or
                      contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

                      For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article,
                      Section 415 Compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year. For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this article, Compensation paid or made available during such Limitation Year shall include any Employee Elective Deferrals, any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of sections 125 or 457 of the Code.

              (3) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefit under all Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the highest average Section 415 Compensation, including any adjustments under section 415(b) of the Code.

                  Notwithstanding the above, if the Participant was a Participant, as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan(s) after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

              (4) Defined Contribution Dollar Limitation: $30,000, as adjusted under section 415(d) of the Code.

              (5) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under this and all other Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years which also constituted Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount for any Limitation Year is the lesser of (A) 125 percent of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or
                  (B) 35 percent of the Participant's Section 415 Compensation for such year.

                  If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, multiplied by (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                  The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

                  In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to this Section of the Plan, "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 10.3(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a Top-Heavy Plan if the phrase "90 percent" were substituted for each reference to the phrase "60 percent" 10.2(b) of the Plan.

              (6) Employer: For purposes of this Article, any entity that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h)), all commonly controlled trades or businesses (as defined in section 414(c) as modified by section 415(h)) or affiliated service groups (as defined in section 414(m)) of which the adopting Employer is part, and any other entity required to be aggregated with the Employer pursuant to Regulations under section 414(o) of the Code.

              (7) Highest Average Compensation: The average Section 415
                  Compensation for the three consecutive Years of Service with the Employer which produces the highest average.

              (8) Limitation Year: The Limitation Year is the Plan Year. All
                  qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

              (9) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                  (A) the Defined Contribution Dollar Limitation, or

                  (B) 25 percent of the Participant's Section 415 Compensation for the Limitation Year. The Section 415 Compensation limitation referred to in (B) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under sections 415(1)(1) or 419A(d)(2) of the Code.

                      If a short Limitation Year is created because an amendment changes the Limitation Year to a different
                      12-consecutive-month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                      Number of months in the short Limitation Year
                      ---------------------------------------------
                                            12

              (10) Projected Annual Benefit: The annual retirement benefit
                   (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                  (A) The Participant will continue employment until Normal
                      Retirement Age under the Plan (or current age, if later), and

                  (B) The Participant's Section 415 Compensation for the current
                      Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

SECTION 5.5   VALUATION.

The assets of the Trust will be valued on each Valuation Date at fair market value. On such date, the earnings and losses of the Trust will be allocated to each Participant's Account according to the ratio of such Account balance to all Account balances, or by utilizing any other formula as is appropriate under the circumstances.

SECTION 5.6   VESTING AND ACCRUAL.

(a) Employee Elective Deferrals, Qualified Matching Contributions, and Qualified Non-Elective Contributions are always 100 percent Vested.

(b) The nonforfeitable percentage of a Participant's Account attributable to Employer Regular Contributions is determined as follows:

                                                 The nonforfeitable
              Year(s) of Service:                  percentage is:

                       1                               33 1/3
                       2                               66 2/3
                       3                              100

              The nonforfeitable percentage of a Participant's Account attributable to Employer Matching Contributions is determined as follows:

                                                 The nonforfeitable
              Year(s) of Service:                  percentage is:

                       1                               33 1/3
                       2                               66 2/3
                       3                              100

(c) Notwithstanding the vesting provisions above, in the event a Participant is terminated by the Employer for cause which could lead to criminal prosecution, the nonforfeitable percentage of the Participant's Account attributable to Employer contributions shall be the minimum amount permitted by the Code and ERISA. This does not apply to a Participant who is 100 percent Vested, if the Plan is terminated or partially terminated, or if the Plan is Top-Heavy.

              Notwithstanding the vesting schedule(s) specified above, an Employee's right to his Accounts will be nonforfeitable upon attainment of Normal Retirement Age, death, or Disability.

(e) Notwithstanding the vesting schedule(s) specified above, an Employee's right to his Accounts will be nonforfeitable upon a change in control of the Employer as defined in Article 1 - Definitions.

(f) For purposes of determining Years of Service and One-Year Breaks in Service in computing an Employee's nonforfeitable right to his Account balance derived from Employer contributions, the 12-consecutive-month period will commence on the date the Employee first performs an Hour of Service and each subsequent 12-consecutive-month period will commence on the anniversary of such date.

(g) All of an Employee's Years of Service with the Employer or any Affiliate will be credited for vesting purposes.

(h)           Years of Service before a One-Year Break in Service:

              (1) In the case of a Participant who has incurred a One-Year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such One-Year Break in Service.

              (2) In the case of a Participant who has 5 or more consecutive
                  One-Year Breaks in Service,
                  all service after such One-Year Breaks in Service will be disregarded for the purposes of vesting the Employer-derived Account balance that accrued before such One-Year Breaks in Service. Such Participant's pre-break service will count in vesting the post- break Employer-derived Account balance only if either:

                  (A) such Participant has any nonforfeitable interest in the
                      Account balance attributable to Employer contributions at the time of separation from service, or

                  (B) upon returning to service the number of consecutive
                      One-Year Breaks in Service is less than the number of Years of Service.

                      Separate Accounts will be maintained for the Participant's pre-break and post-break Employer-derived Account balance. Both Accounts will share in the earnings and losses of the Trust Fund.

                      If a Participant ceases to be employed but is then reemployed by the Employer before a One-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(i) If a Participant ceases to be employed but is then reemployed by the Employer after he has incurred a One-Year Break in Service, and such individual had received a distribution of his entire Vested interest (including where the Participant had no Vested amount in his Account) prior to reemployment, his forfeited Account shall be restored only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive One- Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five years after the date of the distribution. In the event the former Participant repays the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by gains or losses occurring after the Valuation Date preceding the distribution.

(j) If the Plan's vesting schedule is changed or amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears.

              The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

              (1) 60 days after the amendment is adopted;

              (2) 60 days after the amendment becomes effective; or

              (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

              Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

(k) If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Account balance derived from Employer contributions and the Participant may increase his nonforfeitable percentage in the Account:

              (1) A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution, and

              (2) At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

                  X = P(AB + (R x D)) - (R x D)

                  For purposes of applying the above formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution. "Relevant time" means the time at which, under the plan, the Vested percentage in the Account can not increase.

                           ARTICLE VI - DISTRIBUTIONS


SECTION 6.1   DISTRIBUTIONS OF SMALL ACCOUNT BALANCES.

If a Participant terminates service, and the value of the Participant's Vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, the Participant will receive a distribution of the value of the entire Vested portion of such Account balance and the nonvested portion will be treated as a Forfeiture. If the value of a Participant's Vested Account balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account balance.

SECTION 6.2   DISTRIBUTIONS WHILE IN-SERVICE.

Subject to the provisions of Section 6.12, in-service distributions shall be made, at the written election of a Participant, in the following circumstance(s):

         o The 401(k) Committee, at the election of the Participant, shall direct the Trustee to distribute to any Participant his Vested Account balance after he has attained age 59 1/2.

         o In-Service distributions of a Participant's Account balance other than amounts attributable to his or her Employee Elective Deferrals may be made to a Participant on account of hardship. In-Service distributions of Employee Elective Deferrals (and any earnings credited to a Participant's Account as of the later of December 31, 1988 and the end of the last Plan Year ending before July 1, 1989) may be made to a Participant on account of hardship. A hardship withdrawal shall be authorized only upon a showing of an immediate and heavy financial need where the Participant lacks other available resources.

             (1) The following are the only financial needs considered, for purposes of the Plan, to be immediate and heavy:

                  (a) Expenses incurred or necessary for medical care described in Code section 213(d) for the Participant, Spouse, or any of his dependents (as defined in Code section 152);

                  (b) Purchase (excluding mortgage payments) of a principal
                      residence for the Participant;

                  (c) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents; or

                  (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

             (2) A distribution will be considered necessary to satisfy an immediate and heavy

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                  financial need of the Employee only if:

                  (a) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all Plans maintained by the Employer;

                  (b) All Plans maintained by the Employer provide that the
                      Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                  (c) The distribution is not in excess of the amount of an
                      immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                  (d) All Plans maintained by the Employer provide that the
                      Employee may not make Employee Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

SECTION 6.3   DISTRIBUTIONS UPON SEPARATION FROM SERVICE.

The Trustee shall distribute, as soon as administratively feasible, the value of the Participant's Vested Account balance in one lump sum. The Trustee shall distribute the value of the Participant's Vested Account balance immediately following separation from service.

SECTION 6.4   DISTRIBUTIONS UPON RETIREMENT.

In the event that an applicable retirement date has been reached, all Vested amounts credited to the Participant's Account balance shall become distributable. The distribution will be made in one lump sum. The distribution will be made, as soon as administratively feasible, following the applicable retirement date which will include the attainment of Normal Retirement Age.

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SECTION 6.5   DISTRIBUTIONS UPON DEATH.

(a) Upon the death of a Participant, the 401(k) Committee shall instruct the Trustee, in accordance with this Article, to distribute the Account of a deceased Participant to that Participant's Beneficiary. The Participant shall not name as his Beneficiary someone other than his Spouse unless and until the Participant and Spouse designate, in writing on a valid waiver form provided by the 401(k) Committee for such purpose, an alternate Beneficiary, which designation shall be witnessed by a notary public. In addition, the Participant may designate a Beneficiary other than his Spouse if: (1) the Participant is legally separated or has been abandoned and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in section 414(p) of the Code), or (2) the Participant has no Spouse, or (3) the Spouse cannot be located. The 401(k) Committee may require such proof of death and such evidence of the right of other persons to be Beneficiaries as it shall deem proper under the circumstances. The 401(k) Committee's determination of death and of the right of any Beneficiary to receive payments shall be conclusive.

(b) The designation of a Beneficiary shall be made on a form approved by the 401(k) Committee. A Participant may revoke or change his designation with the 401(k) Committee by filing a new designation form with the 401(k) Committee. In the event that no valid designation exists at the time of the Participant's death, and the Participant has no Spouse, the death benefit shall be payable to the Participant's estate.

              If the Participant dies after distribution of his or her interest has begun, where the Participant has reached age 70 1/2, the Trustee shall distribute the remaining portion of such interest under the method of distribution being used prior to the Participant's death.

              If the Participant dies before distribution of his interest has begun or before age 70 1/2, his Account shall be distributed as a lump sum within one year of the death of the Participant.

SECTION 6.6   DISTRIBUTIONS UPON DISABILITY.

In the event of a Participant's total and permanent Disability, the Trustee shall distribute the value of the Participant's Vested Account balance. The distribution will be made in one lump sum. The distribution will be made as soon as administratively feasible following the determination of Disability.

SECTION 6.7   SPECIAL BENEFICIARY PROVISIONS.

(a) Lost Beneficiary. If, after five years have expired following reasonable efforts of the 401(k) Committee to locate a Participant or his Beneficiary, including sending a registered letter, return receipt requested to the last known address, the 401(k) Committee is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state and Federal laws, be treated as a Forfeiture under the Plan. Where a Participant or Beneficiary is located subsequent to a Forfeiture, such benefits shall be reinstated by the 401(k) Committee, and shall not count as an Annual Addition under section 415 of the Code.

(b) Minor Beneficiary. The 401(k) Committee may instruct the Trustee to distribute a sum payable

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              to a minor instead to his or her legal guardian, or if there is no guardian, to a parent or other responsible adult who maintains the residence of the minor. In the alternative such distribution could be made to the appropriate custodian under the Uniform Gifts to Minors Act or Gift to Minors Act if applicable under the state laws of the state in which the minor resides. Any payment in this format shall discharge all fiduciaries involved in the distribution including the Trustee, Employer, and Plan from liability in regard to the transaction.

(c) Alternate Payee. A Participant's rights and benefits shall be subject to the rights afforded to an alternate payee under a qualified domestic relations order. In connection with a proper qualified domestic relations order under section 414(p) of the Code, a distribution shall be permitted if such distribution is authorized by the qualified domestic relations order even if the Participant has not achieved a distributable event under the Plan.

SECTION 6.8 CONSENT OF THE PARTICIPANT REQUIRED FOR DISTRIBUTIONS IF ACCOUNT BALANCES GREATER THAN $5,000.

If the value of a Participant's Vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, and the Account balance is immediately distributable, the Participant (or where the Participant has died and the Surviving Spouse is the beneficiary, the Surviving Spouse) must consent to any distribution of such Account balance. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62.

The consent of the Participant shall not be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan, if the plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code or a simplified employee pension plan as defined in section 408(k) of the Code), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code or a simplified employee pension plan as defined in section 408(k) of the Code) then the Participant's Account balance will be transferred, without the Participant's consent, to the plan if the Participant does not consent to an immediate distribution.

SECTION 6.9   COMMENCEMENT OF BENEFITS.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

              (1) the Participant attains age 65 (or Normal Retirement Age, if earlier);

              (2) occurs the 10th anniversary of the year in which the
                  Participant commenced participation in the Plan; or

              (3) the Participant terminates service with the Employer.

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Notwithstanding the foregoing, the failure of a Participant, Spouse or
Beneficiary to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.8 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

SECTION 6.10  REQUIRED DISTRIBUTIONS.

(a) The requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984. All distributions shall be determined and made in accordance with the proposed Regulations promulgated under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed Regulations.

(b) The entire interest of a Participant must be distributed or must begin to be distributed no later than the Participant's Required Beginning Date (defined below) which is generally the April 1st following his attainment of age 70 1/2.

              Distributions may not be made over a period which exceeds each of the following (or a combination thereof):

              (1) the life of the Participant,

              (2) the life of the Participant and a Designated Beneficiary,

              (3) a period certain not extending beyond the Life Expectancy of the Participant, or

              (4) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

(c) If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

              (1) Distributions During the Participant's Life: If a
                  Participant's benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, then the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

                  For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

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                  For calendar years beginning after December 31, 1988, the
                  amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed Regulations. Distributions after the death of the Participant shall be made using the Applicable Life Expectancy above as the relevant divisor without regard to proposed Regulations section 1.401(a)(9)-2.

                  The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

                  If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed Regulations thereunder.

              (2) Distributions After the Participant's Death: If the
                  Participant dies after distribution of his interest has begun and after attaining age 70 1/2, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  If the Participant dies before distribution of his interest began or prior to attaining age 70 1/2, distribution of the Participant's entire interest shall be completed by the later of December 31 of the calendar year containing the fifth anniversary of the Participant's death or, if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died notwithstanding the above, however, but if the Designated Beneficiary is the Participant's Surviving Spouse, distributions are required to begin not earlier than the later of (a) December 31 of the calendar year in which the Participant died, or (b) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                  If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

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                  For purposes of the above paragraphs, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions above, except for the spousal exception rule, shall be applied as if the Surviving Spouse were the Participant.

                  Any amount paid to a child of the Participant will be treated as if it has been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                  Distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if applicable, the date distribution is required to begin to the Surviving Spouse pursuant to the above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

              (3) Definitions:

                  (A) Applicable Life Expectancy: The Life Expectancy (or joint life and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date the Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and if Life Expectancy is being recalculated, such succeeding calendar year.

                  (B) Designated Beneficiary: An individual affirmatively
                      elected by the Participant or the Participant's Surviving Spouse. If no Beneficiary is elected, the Designated Beneficiary shall be the Spouse of the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed Regulations thereunder.

                  (C) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to the above.

                  (D) Life Expectancy: Life Expectancy and joint life and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Regulations.

                      Unless the Participant or the Surviving Spouse elects otherwise by the time distributions are required to begin, life expectancies shall be recalculated annually. An election shall be irrevocable as to the Participant or Surviving Spouse and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

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                  (E) Participant's Benefit:

                      (i) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                      (ii) For purposes of paragraph (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                  (F) Required Beginning Date:

                      (i) The required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                      (ii) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

                      (iii) Once distributions have begun to a 5-percent owner
                            under this Section, they must continue to be distributed even if the Participant ceases to be a 5- percent owner in a subsequent year.

(d) Notwithstanding the other requirements of this Section and subject to the joint and survivor annuity requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made if all of the following requirements are satisfied (regardless of when such distribution commences):

              (1) The distribution by the Trust is one which would not have disqualified the Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

              (2) The distribution is in accordance with a method of
                  distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is

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                  deceased, by a Beneficiary of such Employee.

              (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

              (4) The Employee had accrued a benefit under the Plan as of
                  December 31, 1983.

              (5) The method of distribution designated by the Employee or the
                  Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

              A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

              For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements of (1) and
              (5) above.

              If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed Regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distributions incidental benefit requirements in section 1.401(a)(9)-2 of the proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from the Plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the proposed Regulations shall apply.

SECTION 6.11  ANNUITY CONTRACT.

(a) Nontransferability of annuities. Any annuity contract distributed from the Plan must be nontransferable.

(b) Conflicts with annuity contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

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SECTION 6.12  SPECIAL DISTRIBUTION RULES FOR 401(K) CONTRIBUTIONS AND QUALIFIED
              NON-ELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS.

Employee Elective Deferrals and Qualified Non-Elective Contributions and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's or Beneficiaries' election, earlier than upon separation from service, death, or Disability other than upon the occurrence of one or more of the following events:

              (1) Termination of the Plan without the establishment of another
                  Defined Contribution Plan other than an employee stock ownership plan (as defined in section 4975(e) or 409 of the Code), or a simplified employee pension plan (as defined in section 408(k) of the Code), or a SIMPLE IRA plan (as defined in section 408(p) of the Code).

              (2) The transfer by the Employer, if a corporation, to an
                  unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

              (3) The transfer by the Employer, if a corporation, to an
                  unrelated entity of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

              (4) A distribution made pursuant to an event described in
                  subsection (1), (2), or (3) above shall be made in the form of a lump sum.

              (5) The attainment of age 59 1/2.

              (6) The hardship of the Participant as described in Section 6.2 of the Plan.

SECTION 6.13  FORM OF DISTRIBUTION.

Distributions shall be made in cash or in kind as elected by the Participant.

SECTION 6.14  TRUSTEE-TO-TRUSTEE TRANSFERS.

At the direction of a Participant, the Trustee of this Plan will make a transfer of such Participant's applicable Account balance to the trustee of another plan, designated by the Participant, and qualified under section 401(a) of the Code.

SECTION 6.15  ROLLOVERS TO OTHER PLANS OR IRAS.

Effective with respect to any distribution made on or after January 1, 1993 and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid, in a direct rollover, to an eligible retirement plan specified by the Participant.

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Definitions:

(1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except:

              (A) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made over the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or over a specified period of ten years or more;

              (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

              (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

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                     ARTICLE VII - LOANS AND LIFE INSURANCE


SECTION 7.1   AVAILABILITY OF LOANS.

Loans shall not be permitted under this Plan and the provisions of this Article shall not be implemented unless and until the 401(k) Committee shall otherwise determine in its discretion. If and when loans are permitted under the Plan, any such loan shall be subject to such conditions and limitations as the 401(k) Committee deems necessary for administrative convenience and to preserve the tax-qualified status of the Plan.

SECTION 7.2   AMOUNT OF LOANS.

No loan to any Participant or Beneficiary may be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the present value of the nonforfeitable accrued benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), 414(c), 414(m), and 414(o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

SECTION 7.3   TERMS OF LOANS.

(a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

(b) Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

(c) Loans must be adequately secured using not more than 50 percent of the Participant's Vested Account balance, and bear a reasonable interest rate.

No Participant loan shall exceed the present value of the Participant's Vested accrued benefit.

   No loans will be made from the Plan in an amount less than $1,000.

   The Plan allows for one loan outstanding at a time.

(g) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(h) No loans will be made to any shareholder-employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code) on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

(i) Loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988 shall be made pursuant to a written Participant loan program incorporated herein by reference which will include the following:

              (1) the basis on which loans will be approved or denied;

              (2) procedures for applying for the loans;

              (3) person or positions authorized to administer the Participant loan program;

              (4) limitations, if any, on the types and amounts of loans offered;

              (5) procedures under the program for determining the rates of interest;

              (6) the types of collateral which may secure a Participant loan;
                  and

              (7) the events constituting default and the steps that will be taken to preserve Plan assets.

SECTION 7.4   PURCHASE OF LIFE INSURANCE CONTRACTS.

(a) The Trustee shall apply for and shall be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary if the insurance was not purchased as a general investment of the Plan in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds if the insurance was not purchased as a general investment of the Plan. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

(b) Any dividends or credits earned on insurance contracts will be applied, within the taxable year of the Employer in which received or within the next succeeding taxable year, toward the premiums next due before any further Employer contributions are so applied.

              Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account (derived from Employer contributions) for whose benefit the contract is held.

(c) Contributions can be used to purchase insurance on life of the Participant subject to the following limitations:

              (1) Ordinary life insurance - For purposes of this Section 7.4, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums. If such contracts are purchased, less than 1/2 of the aggregate Employer contributions allocated to any Participant may be used to pay the premiums attributable thereto.

              (2) Term or universal life insurance - No more than 1/4 of the aggregate Employer contributions allocated to any Participant may be used to pay premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life contracts.

              (3) Both Ordinary and term or universal life insurance - The sum of (i) 1/2 of the ordinary life insurance premiums and (ii) all other life insurance premiums may not exceed 1/4 of the aggregate Employer contributions allocated to any Participant.

SECTION 7.5   DISTRIBUTION OF INSURANCE CONTRACTS.

Insurance contracts on a Participant's life shall either be converted to cash or an annuity or be distributed to the Participant upon the commencement of distribution of benefits under this Plan.

                       ARTICLE VIII - PLAN ADMINISTRATION


SECTION 8.1   DUTIES OF THE EMPLOYER.

The Employer shall have overall responsibility for the establishment, amendment, termination, administration, and operation of the Plan. The Employer shall discharge this responsibility by appointing a 401(k) Committee, to which shall be delegated overall responsibility for administering and operating the Plan.

SECTION 8.2   THE 401(K) COMMITTEE.

(a) The 401(k) Committee shall be the "named fiduciary" (as defined in section 402(a)(2) of ERISA), the "Administrator" (as defined in section 3(16) of ERISA and section 414(g) of the Code), and an agent for service of process of the Plan.

(b) The 401(k) Committee shall consist of officers or other Employees of the Employer, or any other person(s) who shall be appointed by the Employer. The members of the 401(k) Committee shall serve at the direction of the Employer. In the absence of such appointment, the Employer shall serve as the 401(k) Committee. Any member of the 401(k) Committee may resign by delivering his written resignation to the Employer and to the 401(k) Committee, which shall become effective upon the date specified therein. In the event of a vacancy on the 401(k) Committee, the remaining members shall constitute the 401(k) Committee with full power to act until the Employer appoints a new 401(k) Committee member. The Employer may from time to time remove any 401(k) Committee member with or without cause and appoint a successor thereto.

SECTION 8.3   APPOINTMENT OF ADVISOR.

The 401(k) Committee may employ any such person or entity as it deems necessary to assist in the Administration of the Plan and provide services including but not limited to tax advice, amendment, termination and operation of the Plan, and advice concerning reports filed with the Internal Revenue Service. Any such advisor shall not be the Administrator of the Plan (as defined in section 3(16) of ERISA and section 414(g) of the Code).

The advisor for the purpose described above shall be Ernst & Young LLP unless and until such time the 401(k) Committee by written statement specifies to the contrary.

SECTION 8.4   POWERS AND DUTIES OF THE 401(K) COMMITTEE.

(a) The 401(k) Committee, on behalf of the Participants and Beneficiaries of the Plan, shall enforce the Plan and Trust in accordance with the terms thereof, and shall have all powers necessary to carry out such provisions. The 401(k) Committee shall interpret the Plan and Trust and shall determine all questions arising in the administration and application of the Plan and Trust. Any such interpretation or determination by the 401(k) Committee shall be conclusive and binding on all persons.

              The 401(k) Committee shall establish rules and regulations necessary for the proper conduct and administration of the Plan, and from time to time may change or amend these rules and regulations. The 401(k) Committee shall also have the power to authorize all disbursements from the Trust by the Trustee in accordance with the Plan's terms.

(b) At the direction of the 401(k) Committee, distributions to minors or persons declared incompetent may be made by the Trustee directly to such persons or to the legal guardians or conservators of such persons. The Employer, the 401(k) Committee, and the Trustee shall not be required to see to the proper application of such distributions made to any of such persons, but his or their receipt thereof shall be a full discharge of the Employer, the 401(k) Committee, and the Trustee of any obligation under the Plan or the Trust.

SECTION 8.5   ORGANIZATION AND OPERATION.

(a) The 401(k) Committee shall act by a majority of its members then in office, and such action may be taken either by a vote at a meeting or by written consent without a meeting. The 401(k) Committee may authorize any one or more of its members to execute any document or documents on behalf of the 401(k) Committee, in which event the 401(k) Committee shall notify the Employer, in writing, of such authorization and the name or names of its member or members so designated. The Employer thereafter shall accept and rely on any documents executed by said member of the 401(k) Committee or members as representing action by the 401(k) Committee until the 401(k) Committee shall file with the Employer a written revocation of such designation.

(b) The 401(k) Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may employ and appropriately compensate such accountants, counsel, specialists, actuaries, and other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan. The 401(k) Committee shall have the authority to control and manage the operation and administration of the Plan.

SECTION 8.6   CLAIMS PROCEDURE.

(a) A claim for benefits under the Trust shall be filed on an application form supplied by the 401(k) Committee. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after an application form is received by the 401(k) Committee, unless special circumstances (as determined by the 401(k) Committee) require an extension for processing the claim. If such an extension is required, the 401(k) Committee shall render a decision as soon as possible subsequent to the 90-day period, but such decision shall not be rendered later than 180 days after the application form is received by the 401(k) Committee. Written notice of such extension shall be furnished to the claimant prior to the commencement of the extension indicating the special circumstances requiring such extension and the date by which the 401(k) Committee expects to render the decision on the claim. In the event the claim is denied, the 401(k) Committee shall set forth in writing the reasons for the denial and shall cite pertinent provisions of the Plan and Trust upon which the decision is based. In addition, the 401(k) Committee shall provide a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such information is necessary, and appropriate information as to the steps to be taken if the Participant or Beneficiary wish to submit such claim for review as provided in (b) below.

(b) A Participant or Beneficiary whose claim described in (a) above has been denied in whole or in part shall be entitled to the following rights if exercised within 60 days after written denial of a claim is received:

              (1) to request a review of the claim upon written application to the 401(k) Committee;

              (2) to review documents associated with the claim; and

              (3) to submit issues and comments in writing to the 401(k)
                  Committee.

(c) If a Participant or a Beneficiary requests a review of the claim under (b) above, the 401(k) Committee shall conduct a full review (including a formal hearing if desired) of such request, and a decision on such request shall be made within 60 days after the 401(k) Committee has received the written request for review from the Participant or the Beneficiary. Special circumstances (such as a need for full hearing on request) can allow the 401(k) Committee to extend the decision on such request, but the decision shall be rendered no later than 120 days after receipt of the request for review. Written notice of such an extension shall be furnished to the Participant or the Beneficiary prior to the commencement of the extension. The decision of the 401(k) Committee on review shall be set forth in writing and shall include specific reasons for the decision as well as specific references to the pertinent provisions of the Plan or Trust on which the decision is based.

SECTION 8.7   RECORDS AND REPORTS.

(a) The 401(k) Committee shall be entitled to rely upon certificates, reports, and opinions provided by an accountant, tax or pension advisor, actuary or legal counsel employed by the Employer or 401(k) Committee. The 401(k) Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The regularly kept records of the 401(k) Committee, the Employer, and the Trustee shall be conclusive evidence of a Participant's service, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained therein and relevant to this Plan; provided, however, that a Participant may request a correction in the record of his age at any time prior to his retirement and such correction shall be made if within 90 days after such request he furnishes a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the 401(k) Committee in support of this correction.

(b) Each Participant and each Participant's designated Beneficiary must notify the 401(k) Committee from in writing of his mailing address and each change thereof. Any communication, statement or notice addressed to a Participant or Beneficiary at the last mailing address filed with the 401(k) Committee, or if no address is filed with the 401(k) Committee, the last mailing address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the 401(k) Committee nor the Trustee shall be required to search for or locate a Participant or a Beneficiary.

SECTION 8.8   LIABILITY.

(a) A member of the 401(k) Committee shall not be liable for any act, or failure to act, of any other member of the 401(k) Committee, except to the extent that such member:

              (1) Knowingly participates in, or undertakes to conceal, an act or omission of another 401(k) Committee member, knowing that such act or omission is a breach of fiduciary duty to the Plan;

              (2) Fails to comply with the specific responsibilities given him as a member of the 401(k) Committee, and such failure enables another member of the 401(k) Committee to commit a breach of fiduciary duty to the Plan; or

              (3) Has knowledge of a breach of fiduciary duty to the Plan by another member of the 401(k) Committee, unless such member makes reasonable effort under the circumstances to remedy such breach.

(b) Each member of the 401(k) Committee shall be liable with respect to his own acts of willful misconduct or gross negligence concerning the Plan. The Employer may indemnify the 401(k) Committee or each of its members for part or all expenses, costs, or liabilities arising out of the performance of duties required by the terms of the Plan or Trust, except for those expenses, costs, or liabilities arising out of a member's willful misconduct or gross negligence.

SECTION 8.9   RELIANCE AND STATEMENTS.

The 401(k) Committee, in any of its dealings with Participants hereunder, may conclusively rely on any written statement, representation, or documents made or provided by such Participants.

SECTION 8.10  REMUNERATION AND BONDING.

(a) Unless otherwise determined by the 401(k) Committee, the members of the 401(k) Committee shall serve without remuneration for services to the Plan and Trust. However, all expenses of the 401(k) Committee shall be paid by the Trust except to the extent paid by the Employer. Such expenses shall include any expenses incidental to the functioning of the 401(k) Committee, including but not limited to fees of accountants, legal counsel, and other specialists, or any other costs entailed in administering the Plan.

(b) Title I of ERISA requires certain persons with discretion over Plan assets to be bonded. Except as required by ERISA or other federal law, the members of the 401(k) Committee shall serve without bond.

SECTION 8.11  401(K) COMMITTEE DECISIONS FINAL.

Any decision of the 401(k) Committee with respect to matters within its jurisdiction shall be final, binding, and conclusive upon the Employer and the Trustee and upon each Employee, Participant, former Participant, Beneficiary, and every other person or party interested or concerned.

                          ARTICLE IX - TRUST AGREEMENT


SECTION 9.1   ESTABLISHMENT OF TRUST.

The Employer and the Trustee hereby enter into a trust agreement which, except to the extent such trust agreement is set forth in a valid separate and distinct document, is incorporated herein and which establishes a Trust consisting of such sums of money and other property as may from time to time be contributed or transferred to the Trustee under the terms of the Plan, along with any property to which the Trust Fund may from time to time be converted, and which provides for the investment of Plan assets and the operation of the Trust. This trust agreement, as amended from time to time, shall be deemed part of the Plan, and all rights and benefits provided to persons under the Plan shall be subject to the terms of the trust agreement. In the event the Employer has entered into a separate and distinct trust agreement which is not incorporated in the terms of this Plan, and such trust agreement, subsequent to its establishment, becomes void or ceases to operate, the terms of this Article IX shall become effective with respect to the Employer.

SECTION 9.2   CONTRIBUTIONS TO TRUSTEE.

The Trustee shall accept any cash, and may accept any other property tendered to it as contributions hereunder, but shall not be under any duty nor have any right to require the Employer or any other person to contribute to the Trust Fund or to determine whether the amount of any contribution has been correctly computed under the terms of the Plan.

SECTION 9.3   PURPOSE OF TRUST.

The purpose of the Trust is to invest in and hold property for the exclusive benefit of Participants and their Beneficiaries. At no time shall the Trust be operated or construed in a manner contrary to this purpose. The Trust shall be a separate entity from the Employer and its assets. In no event shall the Trust Fund ever be subject to the rights or claims of any creditor of the Employer. It is expressly understood that the duties and obligations of the Trustee shall be only those expressly stated in this Article IX.

SECTION 9.4   DISTRIBUTIONS.

The Trustee shall from time to time make distributions from the Trust Fund to such persons, in such amounts, and in such manner as the 401(k) Committee may direct in writing. Instructions to the Trustee from the 401(k) Committee need not specify the purpose of the distributions so ordered, and the Trustee shall not be responsible in any way for the propriety of such distributions or for the administration of the Plan. Any such instructions shall constitute a certification that each distribution directed is one which the 401(k) Committee is authorized to direct. The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan. If a dispute arises regarding who is entitled to or should receive any distribution from the Trust Fund, the Trustee may withhold, or cause the withholding of, such distribution until the dispute has been resolved.

SECTION 9.5   EXCLUSIVE BENEFIT.

(a) Except to the extent the 401(k) Committee shall authorize the Trustee to return contributions to the Employer pursuant to the terms of the Plan, and except as provided under Section 9.5(c), no part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries and for defraying expenses of the Plan and Trust.

(b) The Employer shall have no beneficial interest in the assets of the Trust, and no part of the Trust shall ever revert to or be repaid to the Employer, directly or indirectly, except that upon written request, the Employer shall have a right to recover:

              (1) a contribution to the Plan made by mistake of fact if such contribution (to the extent made by mistake of fact) is returned to the Employer within one year after payment of such contribution;

              (2) any contributions to the Plan conditioned upon initial qualification of the Plan under section 401(a) of the Code if the Plan does not so qualify and such contributions are returned to the Employer within one year after the denial of qualification of the Plan and only if a determination letter request is filed by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted;

              (3) a contribution to the Plan which is disallowed as a deduction under section 404 of the Code if such contribution (to the extent disallowed) is returned to the Employer within one year after the deduction is disallowed; and

              (4) any residual assets due to a section 415 excess contribution upon termination of the Plan if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied and the reversion does not contravene any provision of law.

(c) The previous paragraph shall not apply to a "qualified domestic relations order," as defined in section 414(p) of the Code, and any other domestic relations orders permitted to be so treated by the Trustee under the provisions of the Retirement Equity Act of 1984. The 401(k) Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under any domestic relations orders it determines to be qualified. To the extent provided under a "qualified domestic relations order," a former Spouse of a Participant shall be treated as the Participant's Spouse or Surviving Spouses for all purposes under the Plan.

SECTION 9.6   EXPENSES OF THE PLAN AND TRUST.

All legal, administrative, taxes, and other expenses of the Plan and Trust, as well as the Trustee's fees (if any) shall be paid from the Trust Fund except to the extent paid by the Employer.

SECTION 9.7   DUTIES AND RESPONSIBILITIES OF TRUSTEE.

It shall be the duty of the Trustee to hold in Trust the funds from time to time received by it, and the Trustee shall have authority to manage and control the assets of the Plan pursuant to the terms of the Plan, the Trust agreement, and the funding policy and method determined by the Employer, except as otherwise provided in Section 9.5. The Trustee shall discharge such powers and duties for the exclusive purpose of providing benefits to the Participants and Beneficiaries and defraying reasonable expenses of administering the Plan, and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall diversify the investments of the Plan so as to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. However, the Trustee may hold, acquire, or invest in qualifying Employer securities as defined in section 407(d)(5) of ERISA or qualifying Employer real property as defined in section 407(d)(4) of ERISA (or both) to the extent that the aggregate fair market value of such securities and property does not exceed the limitations set forth in section 407. The Trustee shall not engage in any prohibited transactions as defined in the Code or ERISA.

The Trustee shall not be liable for acquiring, retaining or selling any investment or reinvestment made in accordance with a direction of the 401(k) Committee as provided herein, nor for any loss or diminution of the Trust Fund resulting from the Trustee's action or inaction pursuant to a direction of the 401(k) Committee; nor shall the Trustee be liable for any loss or diminution of the Trust Fund resulting from the Trustee's inaction hereunder in the absence of proper directions from the 401(k) Committee unless it shall have been judicially determined that any such loss was due to the willful misconduct of the Trustee or its failure to act in good faith in accordance with the provisions of this agreement.

SECTION 9.8   SPECIFIC POWERS AND DUTIES OF TRUSTEE.

In addition to the powers and duties conferred upon it by other provisions of the Plan and except to the extent inconsistent with applicable law or with provisions of the Plan and Trust, the Trustee shall have the following powers regarding the Trust and Trust Fund:

(1) To sell at public or private sale, exchange, convey, transfer, lease, or otherwise dispose of, and also to grant options with respect to all or any part of any property at any time held in the Trust Fund, for such considerations, in cash or in credit, and upon such terms and conditions, as it shall deem advisable. In connection with the purchase of securities, margin accounts may be opened and maintained. If put or call options are traded, they must be traded on and purchased through a national securities exchange registered under the Securities Act of 1934, as amended, or if the options are not traded on the national securities exchange, they must be guaranteed by a member firm of the New York Stock Exchange.

(2) To compromise or settle any claim in respect of any debt or other obligation due to it as Trustee hereunder, to institute and prosecute any and all legal proceedings (including foreclosure proceedings) on behalf of the Plan, or to take any other action for the purpose of enforcing any such claim, and to change the rate of interest or extend the maturity date of any such debt or obligation.

(3) To compromise or settle any claim with respect to any debt or other obligation due to third persons from it as Trustee hereunder; to define any and all legal proceedings in respect of any such claim;

              and to change the rate of interest on, extend the maturity date of, or otherwise modify the terms of any such debt or obligation.

(4) To join in and become a party to, or to oppose any reorganization (including any consolidation, merger, or other capital changes) of any corporate securities which may at any time be held in the Trust Fund, or any plan or agreement for the protection of the interests of the holders of any such securities; to participate in any such protective plan or agreement or any such reorganization to the same extent and as fully as though it was the absolute and individual owner of such securities; to deposit with any 401(k) Committee or depositories pursuant to any such protective plan or agreement or any such reorganization any securities held in the Trust Fund; to make payments from the Trust Fund of and charges or assessments imposed by the terms of any such protective plan or agreement on any such reorganization; and to receive and continue to hold in the Trust Fund any property allotted to the Trust Fund by reason of the Trustee's participation therein.

(5) To vote, in person or by general or limited proxy, on any securities at any time held in the Trust Fund, at any meeting of security holders, with respect to any business which may come before the meeting; to execute general or limited proxies to one or more nominees; as holder of said securities, to consent to, approve and authorize any corporate act or proceeding, including any merger on consolidation, lease, mortgage or sale of corporate property, or dissolution or liquidation, whether or not proposed at any such meeting; to execute such instruments as may be necessary or appropriate therefore; and generally to exercise the powers of an owner with respect to stocks, bonds, securities, or other property.

(6) To exercise any conversion or subscription rights appurtenant to any securities at any time held in the Trust Fund or to sell any such rights.

(7) To execute, acknowledge and deliver any and all deeds, leases, assignments and other instruments that it may deem necessary or proper in the exercise of any of its powers under this agreement.

(8) To cause any property at any time held in the Trust Fund to be registered in the name of a nominee of the Trustee, without disclosure of the Trust, or to hold in bearer form any securities at any time held in the Trust Fund so that they will pass by delivery, but any such registration or holding by the Trustee shall not release it from its responsibility for the safe custody and disposition of the Trust Fund, in accordance with the terms and provisions of this agreement.

(9)

              To improve, develop, repair, maintain, preserve and operate any property held in the Trust Fund, or to invest and retain qualifying Employer real property and lease such property to the Employer as permitted under the appropriate sections of ERISA and regulations promulgated thereunder.

(10) To borrow from time to time money from persons or others (but not from a party in interest) for the purposes of the Trust created hereby on such terms and conditions as the Trustee may deem advisable.

(11) To employ suitable agents and counsel, and to pay their reasonable expenses and compensation.

(12) To hold part or all of the Trust Fund uninvested in its own banking department, if any, and the Trustee is further authorized to deposit, at interest, such funds of the Plans as it may from time to time deem appropriate in time deposits or savings accounts bearing a reasonable interest rate, including, specifically, deposits in the commercial banking departments in a Trustee bank.

(13) To invest and reinvest in bonds, notes, debentures, stocks, options, mutual funds, life insurance policies, mortgages, vendors' interest in contracts for sale of real property or other property, real, personal or mixed, in such manner and to such extent as is prudent under the circumstances.

(14) To transfer monies and assets of the Trust into common trust funds established for the Plan, including common trust funds held by a corporate Trustee (provided the Trustee is a national banking association).

(15) To do all acts, whether or not expressly authorized herein, which it may deem necessary and proper for the protection of the property held hereunder, and to carry out the purposes of the Plan.

(16) To hold up to 100 percent of the fair market value of Plan assets in qualifying employer securities as defined in section 407(d)(5) of ERISA or qualifying employer real property as defined in section 407(d)(4) of ERISA.

If there is more than one Trustee designated and acting under this Trust, all actions by the Trustee must be adopted by a majority of the Trustees.

SECTION 9.9   INVESTMENT MANAGER.

Upon written notice to the Trustee and the 401(k) Committee, the Employer may appoint one or more investment managers as described in ERISA section 3(38), which shall have the power to manage, acquire, or dispose of all or part of the Trust assets in accordance with the provisions of the Plan and Trust agreement. The 401(k) Committee and each such investment manager shall execute a written agreement specifying the Trust assets to be managed and investment manager's duties and responsibilities with respect to such assets, and in such agreement the investment manager shall acknowledge that it is a fiduciary with respect to the Plan and Trust. The 401(k) Committee may authorize each investment manager to give written instructions to the Trustee with respect to acquiring, managing, and disposing of assets managed by such investment manager, and the Trustee shall follow such instructions and shall be under no duty to make an independent determination regarding whether the instruction is proper. The fees and expenses of an investment manager shall be paid by the Trust except to the extent paid by the Employer.

SECTION 9.10  COMPENSATION OF TRUSTEE AND AGENTS.

(a) The Trustee shall be entitled to reasonable compensation for its services. Compensation shall be comparable to charges for similar services made from time to time by other Trustees in the geographic area in which the Trustee has its principal business.

(b) Any Trustee shall be entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. It may employ such agents, attorneys, accountants, or assistants as it may from time to time deem necessary or advisable and fix the compensation to be paid to them. Such counsel or other agents may be counsel or other agents consulted or employed by the Employer. The expenses of the Trustee and the compensation of the persons so employed shall be paid by the Trust Fund or the Employer, as the 401(k) Committee shall determine, on at least an annual basis.

(c) An individual serving as Trustee who already receives full-time compensation from the Employer shall not receive compensation from the Plan.

SECTION 9.11  REPORTS OF TRUSTEE.

The Trustee shall maintain records of receipts and disbursements and shall render reports on at least an annual basis to the 401(k) Committee and to Participants in such form and containing such information as it deems necessary, provided that such information shall satisfy all applicable requirements imposed by ERISA. The records and accounts of the Trustee may be audited annually by an independent firm of certified public accountants selected by the 401(k) Committee.

SECTION 9.12  RESIGNATION, REMOVAL AND SUBSTITUTION OF TRUSTEE.

(a) A Trustee may resign at any time upon 30 days notice to the Employer. A Trustee may be removed at any time by the Employer upon five days written notice to the Trustee, with or without cause. Upon resignation or removal of the Trustee, the 401(k) Committee shall appoint a successor Trustee which shall have the same powers and duties as are conferred upon the Trustee hereunder. Upon the delivery by a predecessor Trustee to the successor Trustee of all property of the Trust Fund, less such reasonable amount as it shall deem necessary to provide for its expenses, compensation, and any taxes or advances chargeable or payable out of the Trust Fund, the successor Trustee thereupon shall have the same powers and duties as were conferred upon the predecessor Trustee. No successor Trustee shall have any obligation or liability with respect to the acts or omissions of its predecessors.

(b) In the event that a corporate Trustee merges or consolidates with another corporation or sells or transfers substantially all of its assets and business to another corporation, or is in any manner reorganized or reincorporated, then the resulting or acquiring corporation shall thereupon become the corporate Trustee hereunder without the execution of any instrument and without the need for any action by the 401(k) Committee, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Trust Fund or the Plan.

(c) The Trustee shall be appointed by the 401(k) Committee. The appointment of a Trustee shall become effective as of the date the 401(k) Committee receives the Trust's written acceptance of the appointment. The Trustee(s) signature on the Plan constitutes acceptance of the appointment. The 401(k) Committee shall appoint a new Trustee if a Trustee fails to accept its appointment in writing.

SECTION 9.13  THE 401(K) COMMITTEE.

The Employer shall certify to the Trustee from time to time the names of the persons constituting the 401(k) Committee. All directions to the Trustee by the 401(k) Committee shall be in writing, properly certified by a 401(k) Committee member. The Trustee shall be entitled to rely without further inquiry upon all such written directions received from the 401(k) Committee.

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

SECTION 9.14  AMENDMENT AND TERMINATION.

The Employer shall have the right at any time, by an instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend this agreement, in whole or in part, and to terminate the Trust, in accordance with the express provisions of the Plan. In no event, however, shall the duties, powers or liabilities of the Trustee hereunder be changed without the prior written consent of the Trustee.

SECTION 9.15  IRREVOCABILITY.

Subject to the provisions of the Plan, the Trust shall be irrevocable, and except as otherwise provided in Section 9.5, no part of the Trust Fund shall revert to or be recoverable by the Employer or be used for or diverted to any purposes other than for the exclusive benefit of Participants and Beneficiaries.

SECTION 9.16  PARTIES TO THE TRUST AGREEMENT.

(a) Any company which adopts the Plan shall become a party to this agreement, upon signing the Plan or upon delivering a certified copy of a resolution to the effect that it agrees to adopt the Plan, to become a party to this agreement, and to be bound by all terms and conditions of the Plan and this agreement, as then in effect and as may thereafter be amended. The 401(k) Committee shall have the sole authority to enforce such agreement. Except to the extent that the Trust allows self- directed accounts and individual Participants (or their Beneficiaries) to direct the investment of their Accounts, the Trustee shall in all respects invest and administer the Trust Fund as a single fund for investment and accounting purposes, without identification as to individual Participants, Beneficiaries, or Employers.

(b) Any corporation or other participating entity shall cease to be a party to this agreement upon delivering to the Trustee a certified copy of a resolution terminating its participation in the Plan. In such event, or in the event of the merger, consolidation, sale of property or stock, separation, reorganization or liquidation of any corporation that is a party to this agreement, the Trustee, until directed otherwise by the 401(k) Committee shall continue to hold, in accordance with the provisions of this agreement, that portion of the Trust Fund which, pursuant to the determination of the 401(k) Committee, is attributable to the participation in the Plan of the Employees and their Beneficiaries affected by such termination or by such transaction.

SECTION 9.17  ADMINISTRATION.

The Trustees, in the event that more than one Trustee is appointed, shall act by majority vote of their number. Such action may be taken at a meeting or in writing without a meeting. The Trustees may authorize one or more specific Trustee(s) to sign on their behalf.

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

SECTION 9.18  PARTICIPANT-DIRECTED INVESTMENTS

(a) A Participant or Beneficiary may elect in writing to have the 401(k) Committee direct the Trustee to invest and reinvest on his behalf only amounts in his Employee Deferral Account and Rollover Account. Such direction will be with respect to any investment(s) or investment fund(s) permitted under the Trust agreement and selected by the 401(k) Committee in any combination, specifying the percentage of each as permitted by the 401(k) Committee. This election shall become effective, and the Participant or Beneficiary may thereafter change or revoke such election, at such times as the 401(k) Committee determines, under non-discriminatory rules.

(b) The Trustee and the 401(k) Committee shall not be liable or responsible for any loss resulting to the Participant's Accounts because of any sale or investment directed by the Participant under this Section 9.18 or because of the failure to take any action regarding an investment acquired pursuant to such elective investment. The Trustee and the 401(k) Committee shall be indemnified by the Participant from and against any personal liability to which the Trustee and the 401(k) Committee may be subjected due to carrying out an elective investment directed by the Participant or for failure to act in the absence of instructions from the Participant.

                  ARTICLE X - AMENDMENT, TERMINATION AND MERGER


SECTION 10.1  AMENDMENT.

(a) The Employer shall have the right to amend the Plan and Trust at any time and from time to time, by resolution of its Board of Directors or other permitted action by the Employer, to the extent permitted under the Code and ERISA.

(b) No amendment affecting the rights or duties of the Trustee shall be effective without the written consent of the Trustees.

(c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

SECTION 10.2  TERMINATION.

(a) The Employer intends to continue the Plan indefinitely and to fund the Plan as required by law and its terms. However, the Employer shall have the right to terminate the Plan at any time.

(b) If the Plan is totally or partially terminated, or in the event of a complete discontinuation of contributions under the Plan, a Participant whose participation in the Plan is terminated as a result of such total or partial termination or who is affected by the complete discontinuation of contributions to the Plan shall be 100 percent Vested with respect to his Accounts, determined as of the date of such total or partial termination.

(c) Upon termination of the Plan, the Employer shall allocate the assets of the Plan, after the payment of or set aside for the payment of all expenses, among the Participants and their Beneficiaries in accordance with the Code and ERISA.

(d) Upon termination of the Plan, and after all liabilities of the Plan to Participants and Beneficiaries have been satisfied, any residual assets of the Plan which are attributable to a contribution in excess of section 415 limits shall be distributed to the Employer, provided such distribution does not contravene any provision of the law or the Plan.

(e) The allocation of benefits under this Article shall be accomplished either through the continuance of the Trust, the creation of a new Trust, the payment of the benefits to be provided to the Participants or Beneficiaries, or the purchase of annuity contracts, as determined by the Employer.

SECTION 10.3  MERGER, CONSOLIDATION OR TRANSFER.

The Employer shall have the right at any time to merge or consolidate the Plan with any other plan, or transfer the assets or liabilities of the Trust to any other plan provided each Participant would (if the Plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would equal or exceed the benefit the Participant would have been entitled to immediately before such merger, consolidation or transfer (if the Plan were then terminated).

                        ARTICLE XI - TOP-HEAVY PROVISIONS


SECTION 11.1  APPLICABILITY.

The provisions of this Article shall not apply to the Plan with respect to any Plan Year in which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Plan.

SECTION 11.2  DEFINITIONS.

(a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the "Determination Period" was (1) an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Annual Compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, (3) a more- than-5-percent owner of the Employer, or (4) a more-than-1-percent owner of the Employer who has annual Compensation of more than $150,000. Annual Compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code. The "Determination Period" is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

              The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the Regulations thereunder.

(b) Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

              (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

              (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Group exceeds 60 percent.

              (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

(c) Super-Top-Heavy Plan: A plan is Super-Top-Heavy if such a plan would be Top-Heavy if "90 percent" were substituted for "60 percent" each place it appears in (b) above.

(d)           Top-Heavy Ratio:

              (1) If the Employer maintains one or more Defined Contribution
                  Plans (including any simplified employee pension plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the Regulations thereunder.

              (2) If the Employer maintains one or more Defined Contribution
                  Plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), are determined in accordance with section 416 of the Code and the Regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

              (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the Regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with section 416 of the Code and the Regulations thereunder. Employee contributions previously deductible under section 219 of the Code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  The accrued benefit of a Participant other than a Key Employee shall be determined under either (a) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(e) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(f) Required Aggregation Group: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in
              (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(g) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(h) Valuation Date: The date as defined in Article I of the Plan as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

(i) Present Value: Present Value shall be determined using the interest and mortality rates specified in the applicable plans. Notwithstanding the foregoing, all determinations shall be made in accordance with section 416 of the Code and the Regulations promulgated thereunder.

SECTION 11.3  MINIMUM ALLOCATION.

(a) Except as otherwise provided in (c) and (d) below, Employer contributions and Forfeitures, not including Employee Elective Deferrals, allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (four percent if the Plan is super-Top- Heavy) of such Participant's Compensation or, in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under the Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (2) the Participant's failure to make mandatory Employee contributions to the Plan or (3) Compensation less than a stated amount.

(b) For purposes of computing the minimum allocation, Compensation means Compensation as defined in Article I of the Plan.

(c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

SECTION 11.4  NONFORFEITABILITY OF MINIMUM ALLOCATION.

The minimum allocation required (to the extent required to be nonforfeitable under section 416(b) of the Code) may not be forfeited under section 411(a)(3)(D) of the Code.

SECTION 11.5  ALLOCATION LIMITATIONS.

In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to Section 5.4 of the Plan "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 11.3(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each place it appears in
Section 11.2(b) of the Plan.

SECTION 11.6  MINIMUM VESTING SCHEDULES.

(a) For any Plan Year during which the Plan is Top-Heavy, the vesting schedule below will automatically apply to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balance(s) of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy. Such Employee's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this Section.

(b) The nonforfeitable interest of each Employee in his or her Account balance attributable to Employer contributions shall be as follows:

                                                       The nonforfeitable
              Year(s) of Service:                         percentage is:

                      1                                       33 1/3
                      2                                       66 2/3
                      3                                      100

(c) If the vesting schedule under the Plan becomes subject to or is no longer subject to the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election provided in Section 5.6(i) of the Plan shall be available.

                        ARTICLE XII - GENERAL PROVISIONS


SECTION 12.1  GOVERNING LAW.

(a) The Plan and Trust are established under, and their validity, construction and effect shall be governed by, the laws of the State of New York.

(b) The parties to the Trust intend that the Trust be exempt from taxation under section 501(a) of the Code, and any ambiguities in its construction shall be resolved in favor of an interpretation which will effect such intention.

SECTION 12.2  POWER TO ENFORCE.

The 401(k) Committee shall have authority to enforce the Plan on behalf of any and all persons having or claiming any interest in the Trust or Plan.

SECTION 12.3  ALIENATION OF BENEFITS.

Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefits. This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

SECTION 12.4  NOT AN EMPLOYMENT CONTRACT.

The Plan is not and shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of the Employer or to interfere with the right to be retained in the employ of the Employer, any legal or equitable right against the Employer, or to interfere with the right of the Employer to discharge or retire any Employee at any time.

SECTION 12.5  DISCRETIONARY ACTS.

Any discretionary acts to be undertaken under the Plan with respect to the classification of Employees, contributions, or benefits shall be nondiscriminatory and uniform in nature and applicable to all persons similarly situated.

SECTION 12.6  INTERPRETATION.

(a) Savings Clause. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

(b) Gender. Wherever appropriate, pronouns of either gender shall be deemed synonymous as shall singular and plural pronouns.

(c) Headings. Headings and titles of sections and subsections within the Plan document are inserted solely for convenience of reference. They constitute no part of the Plan itself and shall not be considered in the construction of the Plan.

                          ARTICLE XIII - SIGNATURE PAGE


IN WITNESS WHEREOF, this Plan has been executed the day and year written below.

Signed, sealed, and delivered on this ____ day of _______________, 199__, in the presence of:

                                                CD RADIO INC.

                                       By
                                                EMPLOYER


                                                EMPLOYER (PRINT NAME)

WITNESS AS TO EMPLOYER(S)


                                                TRUSTEE


                                                TRUSTEE (PRINT NAME)


                                                                          (SEAL)
WITNESS AS TO TRUSTEE(S)                        TRUSTEE